Exhibit 10.1

CHICO’S FAS, INC.
OFFICER SEVERANCE PLAN

AND

SUMMARY PLAN DESCRIPTION

Effective January 1, 2020

CHICO’S FAS, INC.

OFFICER SEVERANCE PLAN
AND
SUMMARY PLAN DESCRIPTION

Effective Date: January 1, 2020

Introduction
This Summary Plan Description sets forth and describes the benefits under the Chico’s FAS, Inc. Officer Severance Plan (as amended from time to time, the “Plan”). The terms of the Plan and the Summary Plan Description of the Plan are combined in this single document. Chico’s FAS, Inc. (“Sponsor”) has established the Plan to provide benefits to certain eligible officer employees in the event of their termination of employment and under certain circumstances as described in the Plan. This amendment and restatement of the Plan was adopted on November 19, 2019 by the Board of Directors of the Sponsor and is effective January 1, 2020.
ARTICLE 1

PURPOSE AND TERM OF PLAN
Section 1.01 Purpose of the Plan. The Plan is intended to ease financial hardships which may be experienced by certain eligible officer employees of Sponsor or of an Affiliate (as defined below) whose employment is terminated involuntarily. Any benefit awarded under the Plan is intended to be a supplemental unemployment benefit. The Plan is not intended to be an “employee pension benefit plan” or “pension plan” as those terms are defined in Section 3(2) of ERISA. Rather, the Plan is intended to constitute the type of arrangement identified as a “severance pay arrangement” within the meaning of Section 3(2)(B)(i) of ERISA, as further elaborated by regulations promulgated by the Secretary of Labor at Title 29, Code of Federal Regulations, § 2510.3-2(b), which is subject to ERISA. No employee shall have a vested right to any benefits under the Plan. The benefits paid by the Plan are not intended as deferred compensation; and it is intended that any benefits paid under the Plan be excluded from the benefit-generating or contribution-generating base of any tax-qualified or nonqualified deferred compensation plan or arrangement sponsored or maintained by Sponsor or Affiliate, unless the documents setting forth such plan or arrangement specifically state otherwise.
Section 1.02 Term and Application of the Plan. This amendment and restatement of the Plan is effective January 1, 2020 (the “Effective Date”) and applies to all Separations from Service from the Sponsor or an Affiliate that occur on and after the Effective Date. The Plan in effect prior to January 1, 2020, applies to all Separations from Service that occurred prior to January 1, 2020. The Plan will continue until the Board, acting in its sole discretion, elects to amend, modify, or terminate the Plan.

ARTICLE 2

DEFINITIONS
Section 2.01 “Affiliate” means a wholly-owned subsidiary of Sponsor.
Section 2.02 “Annual Base Salary” means the current base salary or wages, paid to you on an annualized basis, as of your Employment Termination Date (disregarding any reductions in base salary that would constitute Good Reason, as defined in Section 3.02(e)). Annual Base Salary shall not include performance, incentive or other bonuses; allowances; commissions; Sponsor or Affiliate contributions to Social Security; benefits payable under, or Sponsor or Affiliate contributions to, any retirement or other plan of deferred compensation; or the value of any fringe benefits provided by Sponsor or Affiliate.
Section 2.03 “Benefit” or “Benefits” means the benefits that you are entitled to receive under the Plan pursuant to Section 4.01, provided you meet all applicable eligibility requirements under the Plan.
Section 2.04 “Benefit Amount” means the Benefit provided under Section 4.01(a).
Section 2.05 “Board” means the Board of Directors of Chico’s FAS, Inc.
Section 2.06 “Bonus” means the bonus payable to you under the Bonus Plan or the Bonus at target under the Bonus Plan, in each case as provided in Appendix A.
Section 2.07 “Bonus Plan” means the Chico’s FAS, Inc. Management Bonus Plan or any successor plan.
Section 2.08 “Change in Control” means, as defined in Appendix B, a “change in control” as such term is defined under Code Section 409A.
Section 2.09 “Code” means the Internal Revenue Code of 1986, as amended.
Section 2.10 “Committee” means the Human Resources, Compensation and Benefit Committee of the Board, or any successor to such committee.
Section 2.11 “Disqualifying Event” means any reason for terminating you from employment with Sponsor or Affiliate which the Plan Administrator determines, in its sole and absolute discretion, would constitute grounds for denying payment of Benefits under the Plan after termination. Such bases shall include, but shall not be limited to: (a) termination due to breach of trust, (b) termination due to unauthorized disclosure of proprietary information or trade secrets, or violation of any confidentiality or similar agreement signed, (c) unauthorized disclosure of client or prospective client lists developed by Sponsor or Affiliate, (d) attempts to recruit an employee of Sponsor or Affiliate to the service of another, or to interfere with the relationship between Sponsor or Affiliate and any such employee, (e) publication or other utterance of disparaging remarks intended to have, or having, the effect of damaging the reputation of Sponsor or Affiliate or casting aspersions on the quality of services provided by Sponsor or Affiliate (other than testimony compelled by order of a court of other governmental body of competent jurisdiction or other communication with a governmental agency protected under law), (f) acts of dishonesty, (g) engagement in criminal conduct or other serious misconduct that is likely to be harmful to the business or reputation of Sponsor or Affiliate, (h) gross misconduct or willful violation of Sponsor or Affiliate policy, or (i) failure to substantially perform your employment duties after receipt of notice from Sponsor or Affiliate detailing such failure if the failure is incapable of cure or, if the failure is capable of cure, upon failure to cure following thirty (30) days after Sponsor or Affiliate provides written notice of such failure or upon a subsequent recurrence (other than as a result of incapacity due to physical or mental illness).
Section 2.12 “Employee” means an employee of the Sponsor or an Affiliate who is eligible to participate in the Plan in accordance with Section 3.01.
Section 2.13 “Employment Termination Date” means the date on which your relationship with Sponsor or Affiliate is involuntarily terminated. An employment relationship shall be considered to be involuntarily terminated for the purposes of the Plan if, and only if, the termination is for one or more of the reasons identified in Section 3.02. In no event shall you be considered to have involuntarily terminated your employment or to have experienced an Employment Termination Date for the purposes of the Plan if your employment with Sponsor or Affiliate is terminated due to (a) voluntary cessation of employment (with or without notice) other than for “Good Reason”, as defined in Section 3.02; (b) death; (c) any reason that constitutes a Disqualifying Event; or (d) the reorganization of Sponsor or Affiliate, merger or acquisition of Sponsor or Affiliate, sale of Sponsor or Affiliate, or the sale by Sponsor or Affiliate of any operating division, unit or other group as an ongoing business, either through a sale of stock or a sale of assets, where you have been offered employment with the new employer, provided such offer of employment is on the same or similar terms and conditions as had been your employment with Sponsor or Affiliate.
Section 2.14 “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.
Section 2.15    “Insider” means an individual who is, on the relevant date, subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, as amended.
Section 2.16 “Participant” means any of the Employees described in Section 3.01.
Section 2.17 “Plan” means the Chico’s FAS, Inc. Officer Severance Plan, as amended from time to time.
Section 2.18 “Plan Administrator” means the committee or officer appointed by the Committee or Board to administer the Plan. With regard to any duties, rights, or responsibilities under the Plan related to an Employee who is an Insider, the Board hereby appoints the Committee to act as the Plan Administrator, provided the Committee may delegate ministerial duties to management. With regard to any duties, rights or responsibilities under the Plan related to an Employee who is not an Insider, the Board hereby appoints the Chief Human Resources Officer of

Sponsor to act as Plan Administrator. The Board or Committee may change the Plan Administrator at any time.
Section 2.19 “Plan Year” means the period commencing each January 1 and ending on the following December 31.
Section 2.20 “Separation from Service” means a separation from service as such term is defined under Code Section 409A.
Section 2.21 “Severance Period” means the number of months listed for your position under the Benefit Amount in either Section 1 or 2 of Appendix A, as applicable, measured from your Employment Termination Date.
Section 2.22 “Sponsor” means Chico’s FAS, Inc. The term “Sponsor” shall also include any successor to Chico’s FAS, Inc. if such successor adopts the Plan.
Section 2.23 “Terminated Employee” means a Participant who has experienced an involuntary termination of employment as described in Section 2.13 that also constitutes a Separation from Service.
Section 2.24 “You” and “Your” refers to you to the extent that you are eligible to participate in the Plan.
ARTICLE 3

PARTICIPATION
AND ELIGIBILITY FOR BENEFITS
Section 3.01 Plan Participants. You are eligible to participate in the Plan if you (a) are an Employee, (b) are employed as the Chief Executive Officer of the Sponsor or a Vice President, Senior Vice President, or Executive Vice President (includes titles of President (alone or of a group or brand), Chief Human Resources Officer, Chief Financial Officer, and Chief Operating Officer or variations thereof) of Sponsor or an Affiliate, (c) meet all the requirements described herein, as determined by the Plan Administrator on a case-by-case basis, and (d) are not already subject to an employment agreement or another arrangement with Sponsor or Affiliate that provides for severance benefits.
Sponsor reserves the right, in its discretion, to cover any additional positions or individuals under the Plan, under whatever terms and conditions that Sponsor shall elect.
Section 3.02 General Benefits Award Requirement. If you are a Participant who becomes a Terminated Employee, you shall not be eligible to receive any Benefits under the Plan unless:
(a)Your position with Sponsor or Affiliate was eliminated by Sponsor or Affiliate; or

(b)You were notified in writing by Sponsor or Affiliate, on or prior to your Employment Termination Date, that your job responsibilities have been materially changed, and that Sponsor or Affiliate has determined that you are not qualified to perform the responsibilities associated with the job subsequent to such change; or
(c)You were notified by Sponsor or Affiliate, on or prior to your Employment Termination Date, that your employment is being terminated, and such termination of employment is not as a result of the occurrence of a Disqualifying Event; or
(d)Where, except as provided in Section 2.13(d), your employment was terminated at the time of or immediately preceding, and in any event in connection with, a reorganization of Sponsor or Affiliate, sale of Sponsor or Affiliate, or sale by Sponsor or Affiliate of any operating division, unit or other group; or
(e)You terminate your employment with Sponsor or Affiliate for “Good Reason” within 150 days of the occurrence of a Good Reason Event, where “Good Reason” means your election to terminate employment with Sponsor or Affiliate as a result of the occurrence of one of the following events, each a “Good Reasons Event”: (1) Sponsor or an Affiliate materially and adversely changing your duties and responsibilities or demoting or reducing your authority; (2) solely with respect to a Participant whose place of employment with Sponsor or an Affiliate is at the corporate headquarters in Ft. Myers, Florida, or at the distribution center located in Winder, Georgia, Sponsor or an Affiliate changes your place of employment with Sponsor to a location that is more than fifty (50) miles from your place of employment with Sponsor immediately prior to such change; or (3) Sponsor or an Affiliate reduces your total direct compensation at target by more than thirty percent (30%), in each event provided that you give written notice to Sponsor or Affiliate of the Good Reason Event within 90 days of the occurrence of such event and you give Sponsor or Affiliate 30 days after receipt of such notice to cure such Good Reason Event.
Section 3.03 Execution of a Separation Agreement. In order to be eligible to receive the Benefits under the Plan, you must execute and not revoke a Separation Agreement and Release, substantially in the form attached hereto as Appendix C (referred to as the “Separation Agreement and Release”), during the time requirements set forth therein. The Plan Administrator will provide a Separation Agreement and Release to you on, before or within seven (7) days after your Employment Termination Date.
ARTICLE 4
CALCULATION OF SEVERANCE BENEFITS
Section 4.01 Benefits. If you are a Terminated Employee who has satisfied the requirements of Article 3, you will be entitled to receive the following Benefits, as determined by the Plan Administrator and subject to the limitations provided below:
(a)Benefit Amount.

The Benefit Amount set forth in Appendix A payable as provided in Appendix A and Section 5.01.

(b)Bonus.
If you were participating in the Bonus Plan of Sponsor or Affiliate as of your Employment Termination Date, you will be entitled to receive a cash Bonus only as set forth in Appendix A. Such Bonus will payable in a lump sum at the same time as other bonus payments are paid in the ordinary course under the Bonus Plan, except that in the event of a Change in Control, payment of such bonus will be made in accordance with Section 5.01.
(c)COBRA Benefits.
If you were enrolled in Sponsor or Affiliate’s Medical and Dental Insurance plans as of your Employment Termination Date and, as a result of your Separation from Service are entitled to elect continuation coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”), Sponsor or Affiliate will pay you a cash lump sum amount equal to the aggregate COBRA healthcare plan premium costs calculated based on applicable monthly premiums as of your Employment Termination Date over the Severance Period which you may, but are not required to, use to offset COBRA or other medical coverage costs. Such cash payment will be paid to you regardless of whether you elect COBRA, with payment of such lump sum amount to be made in accordance with Section 5.01.
(d)Outplacement Assistance.
You will be entitled to receive such reasonable outplacement assistance during the Severance Period as shall be determined by Sponsor, in its sole discretion.
(e)Repayment of Sign-On Bonus and Relocation Benefits.
You will continue to be required to repay to Sponsor or an Affiliate any sign-on bonus or relocation benefit previously received from Sponsor or an Affiliate in accordance with the sign-on bonus or relocation benefits policy or offer letter or other agreement as applicable, unless and to the extent that the Plan Administrator, in its sole discretion, determines otherwise.

(f)Tax Treatment.
Subject to the provisions of Section 4.02, you shall pay any and all federal, state and local taxes, if any, that are required by law to be paid with respect to the Benefits received.

(g)Tax Adjustment Payment.

(1)
Tax Adjustment Payment. In the event that the Participant becomes entitled to Benefits or any other payment or benefit under this Plan, or under any other agreement with or plan of Sponsor or Affiliate (in the aggregate, the “Total Payments”), if all or any part of the Total Payments will be subject to the tax imposed by Section 4999 of the Code (or any similar tax that may hereafter be imposed) (the “Excise Tax”), the Total Payments shall be reduced (but not below zero) such that the value of the Total Payments shall be one dollar ($1) less than the maximum amount of payments which you may receive without becoming subject to the tax imposed by Section 4999 of the Code; provided, however, that the foregoing limitation shall not apply in the event that it is determined that the Total Payments on an after-tax basis (i.e., after payment of federal, state, and local income taxes, penalties, interest, and Excise Tax) if such limitation is not applied would exceed your after-tax benefits if such limitation is applied. You shall bear the expense of any and all Excise Taxes due on any payments that are deemed to be “excess parachute payments” under Section 280G of the Code.

(2)
Tax Computation. The determination of whether any of the Total Payments will be subject to the Excise Tax and the assumptions to be used in arriving at such determination, shall be made by a nationally recognized certified public accounting firm that does not serve as an accountant or auditor for any individual, entity or group effecting the Change in Control as designated by Sponsor (the “Accounting Firm”). The Accounting Firm will provide detailed supporting calculations to Sponsor and you within fifteen (15) business days of the receipt of notice from the Participant or Sponsor requesting a calculation hereunder. All fees and expenses of the Accounting Firm will be paid by Sponsor.

Section 4.02 Offsets and Withholdings. Notwithstanding the provisions of 10.01, any Benefit hereunder shall be subject to (1) offset by any claims of Sponsor or Affiliate against the Participant, including Section 4.01(e) to the extent applicable; (2) tax liens imposed thereon; and (3) the terms of any valid court order attaching thereto. The Benefits payable hereunder shall be reduced by applicable federal, state and local tax withholdings.
Section 4.03 Effect on At-Will Employment Relationship and on Other Benefits. Neither the Plan, nor any of its provisions, alters the at-will employment relationship between you and Sponsor or Affiliate. In addition, there shall not be drawn from the continued provision by Sponsor or Affiliate of any Benefit hereunder any implication of continued employment or of any continued right to accrue vacation days, paid holidays, paid sick days or other similar benefits normally associated with employment for any part of the period during or in respect of which the Benefits are payable under the Plan.
Section 4.04 Benefits as Consideration for Waivers, Covenants and Releases. The Benefits provided hereunder, where applicable, shall constitute consideration for the release that you are required to provide to Sponsor or Affiliate relating to prior employment by Sponsor or Affiliate. The Benefits provided under the Plan, where applicable, shall also constitute consideration for any waiver by you, whether full or partial, and whether absolute or conditional, of any rights, claims, entitlement to relief or damages, or entitlement to seek imposition upon Sponsor or Affiliate of penalties, in connection with any contract, express or implied, or under any statute, regulation, rule, order, or similar promulgation by a governmental or quasi-governmental entity. In addition, the Benefits provided under the Plan, where applicable, shall constitute consideration for any covenants or agreements contained in the Separation Agreement and Release executed by you in connection with this Plan.
ARTICLE 5
METHOD AND DURATION OF BENEFIT PAYMENTS
Section 5.01 Method of Payment. Cash Benefits payable to you under Section 4.01 shall be payable in accordance with normal payroll practices as follows:
(a)    Employment Termination Date Not Occurring within 24 Months After a Change in Control. Except as provided in Section 5.01(b) and provided you timely execute and deliver and do not revoke the Separation Agreement and Release required under Section 3.03 (which execution, delivery and non-revocation must occur within the earlier of (1) the time requirements set forth in the Separation Agreement and Release or (2) the applicable sixty (60)-day period), Benefits payable under Section 4.01 (a) – (c) will be paid to you in cash as follows:
(1) The Benefit Amount payable under Section 4.01(a) will be paid to you in equal installments during the Severance Period in accordance with normal payroll practices (but not less frequently than monthly). To the extent the Benefit Amount does not constitute deferred compensation under Code Section 409A, any installment payments due during the consideration and revocation period for signing the Separation Agreement and Release will be accumulated and paid on the first payroll date following when the Separation Agreement and Release becomes irrevocable. To the extent the Benefit Amount constitutes deferred compensation under Code Section 409A, any installments that are subject to Code Section 409A and are otherwise due during the first sixty (60) days after your Employment Termination Date will be accumulated and paid on the first payroll date that follows such sixty (60)-day period with all other installments paid over the remaining Severance Period.
(2) The Bonus payable under Section 4.01(b) will be paid at the normal time bonuses are paid.
(3) The COBRA payment payable under Section 4.01(c) will be paid in one lump sum within sixty (60) days of your Employment Termination Date.
In the event you do not timely provide an irrevocable Separation Agreement and Release as provided under Section 3.03, no Benefits will be payable to you under the Plan.
(b) Employment Termination Date Occurring within 24 Months After a Change in Control. Notwithstanding Section 5.01(a) to the contrary and provided you timely execute and deliver and do not revoke the Separation Agreement and Release required under Section 3.03 (which execution, delivery and non-revocation must occur within the earlier of (1) the time requirements set forth in the Separation Agreement and Release or (2) the applicable sixty (60)-day period), if your Employment Termination Date occurs within 24 months following a Change in Control, your Benefits payable in cash under Section 4.01(a) – (c) will be paid in a lump sum within sixty (60) days of your Employment Termination Date. In the event you do not timely provide an irrevocable Separation Agreement and Release as provided under Section 3.03, no Benefits will be payable to you under the Plan.
In no event will interest be credited on the unpaid balance to which you may become entitled. Unless determined otherwise by the Plan Administrator, payment shall be mailed to you at the last address provided by you to Sponsor or Affiliate. You are responsible for notifying the Plan Administrator of any change in your mailing address.
In-kind benefits under Section 4.01 shall be provided as set forth in Section 4.01, subject to the Participant’s timely execution, delivery and non-revocation of the Separation Agreement and Release, as provided in Section 3.03.
Notwithstanding anything in this Section 5.01 to the contrary, if you are a “specified employee” (as such term is defined in Section 409A(a)(a)(2)(B)(i) of the Code) as of your Employment Termination Date and the deferral of any payment or commencement of payments or benefits that constitute deferred compensation under Code Section 409A and are otherwise payable hereunder as a result of your Separation from Service is necessary in order to prevent any accelerated or additional tax under Code Section 409A, any such payment or benefit due and payable to the you hereunder as a result of the your Separation from Service with Sponsor or Affiliate shall not be made before the date which is six (6) months after the your Employment Termination Date. Any such payment or benefit delay by reason of the prior sentence will be accumulated and paid on the first payroll date following such six (6)-month period.

Section 5.02 Cessation of Benefit Payments. If you are a Participant, your participation in the Plan shall cease, and all Benefits shall cease and all remaining Benefits not yet paid or received shall be forfeited, upon the occurrence of the earliest of:
(a)Completion of the payment of Benefits to which you are entitled under Section 4.01;
(b)Your reemployment as provided in Section 5.03;
(c)Termination by the Plan Administrator of your right to be a Participant upon discovery of the occurrence of a Disqualifying Event, whether or not such discovery occurs before your Employment Termination Date; or
(d)Your violation of any of the provisions of this Plan and the Separation Agreement and Release executed by you, including, but not limited to, obligations with respect to trade secrets and confidential information, and covenants not to solicit Sponsor or Affiliate employees, clients and prospective clients and covenants not to perform same for clients and prospective clients.
Section 5.03 Reemployment with Sponsor or Affiliate. If you are reemployed with Sponsor or an Affiliate prior to payment or receipt of all the Benefits under the Plan, the Plan Administrator may in its sole discretion reduce or forfeit any Benefits not yet paid under the Plan.
ARTICLE 6
THE PLAN ADMINISTRATOR
Section 6.01 Authority and Duties. It shall be the duty of the Plan Administrator, on the basis of information supplied to it by Sponsor, to determine the eligibility of each Terminated Employee to participate in the Plan, to calculate the Benefit to be paid to each Terminated Employee who has been selected by Sponsor to receive a severance pay award pursuant to Section 3.01, and to determine the manner and time of payment of the Benefits. Sponsor or Affiliate shall make such payments as are certified to it by the Plan Administrator to be due to Participants.
The Plan Administrator shall have the full discretionary power and authority to construe, interpret and administer the Plan, to make Benefit eligibility determinations, to correct deficiencies in the Plan, and to supply omissions. All decisions, actions and interpretations of the Plan Administrator shall be final, binding and conclusive upon the parties, subject only to determinations by individuals appointed by the Board to review denied claims for Benefits.
Section 6.02 Records, Reporting and Disclosure. The Plan Administrator shall keep all individual and group records relating to Participants and all other records necessary for the proper operation of the Plan. Such records shall be made available to Sponsor or Affiliate and to each Participant for examination during business hours, except that a Participant shall examine only such records as pertain exclusively to the examining Participant and to the Plan. The Plan Administrator shall prepare and shall file as required by law or regulation all reports, forms, documents and other items required by ERISA, the Code, and every other relevant statute, each as amended, and all regulations thereunder (except that Sponsor or Affiliate, as payor of the Benefits, shall prepare and distribute to the proper recipients all forms relating to withholding of income or wage taxes, Social Security contributions, and other amounts which may be similarly reportable).
ARTICLE 7
AMENDMENT AND TERMINATION
Section 7.01 Amendment, Modification or Termination. The Board retains the right, at any time and from time to time, to amend, modify or terminate the Plan, including amendment or modification of any Appendices hereto, in whole or in part, for any reason, and without either the consent of or the prior notification to any Participant. Additionally, the Committee shall have the right, at any time and from time to time, to amend or modify (but not terminate) the Plan, including amendment or modification of any Appendices hereto, in whole or in part, for any reason, without either the consent of or the prior notification to any Participant. Additionally, the Plan Administrator and general counsel of the Sponsor shall have the right, at any time and from time to time, to amend or modify the form of Separation Agreement and Release attached as Appendix C (but not amend or modify the Plan or any other Appendices), in whole or in part, for any reason, provided such amendment or modification does not materially increase the obligations or materially diminish the rights of the Sponsor under the Plan and provided Committee approval is not otherwise required under applicable law or corporate governance documents. Any such amendment or modification of the Plan or Appendices may not cause the cessation and discontinuance of payments of a Benefit to any person or persons under the Plan. The Board or the Committee shall have the right to delegate its authority and power hereunder, or any portion thereof, to any other committee of the Board or to any officers or other committee of Sponsor, and the right to rescind any such delegation in whole or in part. Notwithstanding the above, during the twenty-four (24) month period beginning on and following a Change in Control, the Plan shall not be terminated or amended in any way that negatively impacts participation in, or Benefits under, the Plan and any amendment or termination of the Plan after such twenty-four (24) month period shall not cause the cessation or discontinuance of payment of a Benefit for which a right to payment was obtained during such twenty-four (24) month period.
ARTICLE 8
DUTIES OF SPONSOR AND AFFILIATES
Section 8.01 Records. Sponsor and Affiliates shall supply to the Plan Administrator all records and information necessary to the performance of the Plan Administrator’s duties.
Section 8.02 Payment. Sponsor and Affiliates shall make payments from its general assets to Participants formerly in its employ in accordance with the terms of the Plan, as directed by the Plan Administrator.

ARTICLE 9
CLAIMS PROCEDURES
Section     9.01 Initial Claim Review. The Plan Administrator will conduct a full and fair review of the claim for Benefits. The Plan Administrator will deliver to the Claimant a written decision on that claim within ninety (90) days after the receipt of the request for review, except if there are special circumstances (such as the need to hold a hearing) requiring an extension of time for processing, the ninety (90)-day period may be extended up to one hundred eighty (180) days. If the Plan Administrator determines that an extension of time for processing is required, the Plan Administrator will furnish written or electronic notice of the extension to the Claimant before the end of the initial ninety (90)-day period, which notice will describe the special circumstances necessitating the additional time and date the Plan Administrator expects to render its decision on the claim. In the event of the denial of a claim, the Plan Administrator will provide notice to the Claimant including the specific reasons for the denial, specific references to the Plan provision(s) upon which the denial is based, description of any information or material information necessary for the Claimant to perfect his claim and reason why such material or information is necessary, and the time limits applicable to such procedures, including a statement of the Claimant’s right to bring a civil action under Section 502(a) of ERISA following an adverse determination on review.
Section     9.02 Appeal of Claim. Any Claimant whose claim is denied shall have the right to request, in writing directed to the Plan Administrator, the review of such denial within sixty (60) days of receipt of written or electronic notice of denial. Appeals not timely filed shall be barred. The Claimant will be provided upon request and free of charge reasonable access to and copies of all documents, records and other information relevant to the Claimant’s claim for benefits. Any review requested by the Claimant of a determination by the Plan Administrator shall take into account all comments, documents, records and other information submitted by the Claimant relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination. The Plan Administrator will deliver to the Participant or beneficiary a written decision on that claim within 60 days after the receipt of the request for review, except if there are special circumstances (such as the need to hold a hearing) requiring an extension of time for processing, the sixty (60)-day period may be extended up to one hundred twenty (120) days. Any such notice of the extension will be provided to the Claimant before the end of the initial sixty (60)-day period and will describe the special circumstances necessitating the additional time and the date by which the Plan Administrator expects to render its decision on review. The decision on review shall include specific reasons for the decision, written in a manner calculated to be understood by the Claimant and with specific references to the relevant Plan provisions on which the decision is based. The decision on review also will include a statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to the Claimant’s claim for benefits and a statement of the Claimant’s right to bring an action under Section 502(a) of ERISA. A document, record or other information is “relevant” to a claim if it was relied upon in making the benefit determination, was submitted, considered, or generated in the course of making the benefit determination, without regard to whether such document, record, or other information was relied upon in making the benefit determination, and demonstrates compliance with the administrative processes and safeguards required in making the benefit determination. In no event shall a Claimant be entitled to challenge a decision of the Plan Administrator, in court or in any other administrative proceeding until the claim procedures provided herein are exhausted. Any legal action challenging a final denial of benefits must be brought within one (1) year of the issuance of the final denial decision.
ARTICLE 10
MISCELLANEOUS
Section 10.01 Nonalienation of Benefits. Except as provided in Section 4.02, none of the payments, Benefits or rights of any Participant shall be subject to any claim of any creditor, and, in particular, to the fullest extent permitted by law, all such payments, Benefits and rights shall be free from attachment, garnishment, trustee’s process, or any other legal or equitable process available to any creditor of such Participant. No Participant shall have the right to alienate, anticipate, commute, pledge, encumber or assign any Benefit or any of the payments which he or she may expect to receive, contingently or otherwise, under the Plan.
Section 10.02 Severability of Provisions. If any provision of the Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and the Plan shall be construed and enforced as if such provisions had not been included.
Section 10.03 Heirs, Assigns, and Personal Representatives. The Plan shall be binding upon the heirs, executors, administrators, successors and assigns of the parties, including each Participant, present and future.
Section 10.04 Headings and Captions. The headings and captions herein are provided for reference and convenience only, shall not be considered part of the Plan, and shall not be employed in the construction of the Plan.
Section 10.05 Gender and Number. Except where clearly indicated otherwise by context, the masculine form of any word shall include the feminine and the neuter, the feminine form shall include the masculine and the neuter, the singular form shall include the plural, and the plural form shall include the singular.
Section 10.06 Unfunded Plan. The Plan shall not be funded. No Participant shall have any right to, or interest in, any assets of Sponsor or Affiliate which may be applied to the payment of a Benefit hereunder.
Section 10.07 Appendices. From time to time, Sponsor may elect to append provisions of limited duration to the Plan to govern what Sponsor determines to be special circumstances governing a substantial number of Employees. Each such Appendix, during the period stipulated therein, shall be deemed a part of the Plan. Except as otherwise stated in any such Appendix applicable to any Employee or Terminated Employee, the rights of such Employee or Terminated Employee as stated in such Appendix shall supersede the rights provided under the Plan, the Benefit provided under such Appendix shall be in lieu of comparable or stipulated Benefits provided under the Plan, and there shall be no duplication of Benefits.
Section 10.08 Lost Payees. A Benefit shall be deemed forfeited if the Plan Administrator is unable to locate a Participant to whom a Benefit is otherwise due.
Section 10.09 Controlling Law. The Plan shall be construed and enforced according to federal law. In the absence of applicable federal law as to any issue, such issue shall be resolved in accordance with the laws of the State of Florida.
Section 10.10 Code Section 409A Compliance. Notwithstanding any Plan provisions herein to the contrary and, to the extent applicable, the Plan shall be interpreted, construed and administered (including with respect to any amendment, modification or termination of the Plan) in such a manner so as to be exempt from or comply with the provisions of Section 409A of the Code, as may be amended from time to time, and any related Internal Revenue Service guidance promulgated thereunder (“Code Section 409A”). Each payment, including each installment payment, made under the Plan shall be designated as a “separate payment” within the meaning of Code Section 409A. As such, and to the extent applicable and permissible under Code Section 409A, each such “separate payment” shall be made in a manner so as to satisfy Code Section 409A and Treasury Regulations promulgated thereunder, including the provisions which exempt certain compensation from Code Section 409A, including but not limited to Treasury Regulations Section 1.409A-1(b)(4) regarding payments made within the applicable 2 1/2 month period (the “short term deferral exemption”) and Section 1.409A-1(b)(9)(iii) regarding payments made only upon an involuntary separation from service (the “separation pay exemption”). In applying the exemptions, the short term deferral exemption shall first be applied to the extent available with respect to the earliest payments to become payable under the Plan, then the separation pay exemption shall be applied to the extent available with respect to the earliest then remaining payments to become payable, and then Code Section 409A shall be applied to the extent applicable for any then remaining payments.
ARTICLE 11
PLAN IDENTIFICATION INFORMATION
Section 11.01    Plan Name.    Chico’s FAS, Inc. Officer Severance Plan
Section 11.02    Type of Plan. This is an unfunded welfare benefit plan designed to provide specified severance benefits to certain executives of the Sponsor and its Affiliates.
Section 11.03 Source of Funding.    The Plan is an unfunded and all benefits are paid out of the general assets of the Sponsor.
Section 11.04    Plan Number. 524
Section 11.05    Plan Sponsor
Chico’s FAS, Inc.

11215 Metro Parkway
Fort Myers, FL 33966

(239) 277-6200

Section 11.06    Plan Sponsor’s Employer Identification Number. 59-2389435
Section 11.07    Plan Administrator
Chico’s FAS, Inc.
Attn: Chief Human Resources Officer
11215 Metro Parkway
Fort Myers, FL 33966

(239) 277-6200

Section 11.08    Agent for Legal Process. Legal process may be served on the Plan Sponsor and/or the Plan Administrator at its address listed above.
Section 11.09    Plan Year. The calendar year beginning January 1 and ending December 31.
ARTICLE 12
ERISA RIGHTS
Statement of ERISA Rights
As a Participant in the Plan, you are entitled to certain rights and protections under ERISA. ERISA provides that all plan participants will be entitled to:

Receive Information About Your Plan and Benefits
Examine, without charge, at the Administrator’s office and at other specified locations, such as worksites, all documents governing the Plan, and a copy of the latest annual report (Form 5500 Series) filed by the Plan with the U.S. Department of Labor and available at the Public Disclosure Room of the Employee Benefits Security Administration; and

Obtain, upon written request to the Administrator, copies of documents governing the operation of the Plan, and copies of the latest annual report (Form 5500 Series) and updated summary plan description. The Administrator may make a reasonable charge for the copies.

Enforce Your Rights
If your claim for a benefit is denied, in whole or in part, you have a right to know why this was done, to obtain copies of documents relating to the decision without charge and to appeal any denial, all within certain time schedules.

Under ERISA, there are steps you can take to enforce the above rights. For instance, if you request materials from the Plan and do not receive them within thirty (30) days, you may file suit in a Federal court. In such a case, the court may require the Administrator to provide the materials and pay you up to one hundred and ten dollars ($110) a day until you receive the materials, unless the materials were not sent because of reasons beyond the control of the Administrator. If you have a claim for benefits which is denied or ignored, in whole or in part, you may file suit in a state or Federal court, but only after exhausting the Plan’s internal claims procedure. If it should happen that you are discriminated against for asserting your rights, you may seek assistance from the U.S. Department of Labor, or you may file suit in a Federal court. The court will decide who should pay court costs and legal fees. If you are successful, the court may order the person you have sued to pay these costs and fees. If you lose, the court may order you to pay these costs and fees, for example, if it finds your claim is frivolous.
Assistance with Your Questions
If you have any questions about the Plan, you should contact the Administrator. If you have any questions about this statement or about your rights under ERISA, or if you need assistance in obtaining documents from the Administrator, you should contact the nearest office of the Employee Benefits Security Administration, U.S. Department of Labor, listed in your telephone directory or the Division of Technical Assistance and Inquiries, Employee Benefits Security Administration, U.S. Department of Labor, 200 Constitution Avenue N.W., Washington, D.C. 20210. You may also obtain certain publications about your rights and responsibilities under ERISA by calling the Publications Hotline of the Employee Benefits Security Administration.

IN WITNESS WHEREOF, and as evidence of the adoption of the Plan, Chico’s FAS, Inc. has caused the same to be executed by its duly authorized officers and its corporate seal to be affixed hereto this ___day of __________, 2019.
CHICO’S FAS, INC.
By:_____________________________
Its:_____________________________

APPENDIX A
Section 1:
Benefit Amount and Bonus Payable under Sections 4.01(a) and 4.01(b) other than with respect to a Terminated Employee whose Employment Termination Date occurs within twenty-four (24) months following a Change in Control (subject to all eligibility provisions in the Plan):
Benefit Amount
A Terminated Employee shall receive the following cash severance Benefit Amount payable in installments in accordance with normal payroll practices during the applicable period below:
Terminated Employee    Benefit Amount
Chief Executive Officer     24 Months of Annual Base Salary
Executive Vice President     12 Months of Annual Base Salary
(includes titles of President
(alone or of a group or brand), CHRO,
CFO, and COO or variations thereof)

Senior Vice President    12 Months of Annual Base Salary
Vice President    6 Months of Annual Base Salary
Bonus
If the Employment Termination Date occurs before February 2, 2020, a Terminated Employee shall receive the Bonus, prorated based on actual performance during the fiscal year and the percentage of the plan year the Terminated Employee was employed, that would have been payable to such Terminated Employee had the Terminated Employee not terminated employment with Sponsor or Affiliate.
If the Employment Termination Date occurs on or after February 2, 2020, a Terminated Employee shall receive the Bonus, calculated based on actual performance during the fiscal year, that would have been payable to such Terminated Employee had the Terminated Employee not terminated employment with Sponsor or Affiliate only if Terminated Employee’s Employment Termination Date is on or after the last day of the applicable fiscal year upon which the Bonus is calculated.
Otherwise, a Terminated Employee shall have no right to the payment of the Bonus.

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Section 2:
Benefit Amount and Bonus Payable under Sections 4.01(a) and 4.01(b) with respect to a Terminated Employee whose Employment Termination Date occurs within twenty-four (24) months following a Change in Control (subject to all eligibility provisions in the Plan):
Notwithstanding (and in lieu of) the preceding, in the event a Terminated Employee’s Employment Termination Date occurs within twenty-four (24) months following a Change in Control of Sponsor, the Terminated Employee shall receive the following combined Benefit Amount and Bonus in a single lump sum payment:
Terminated Employee    Benefit Amount and Bonus
Chief Executive Officer        24 Months of Annual Base Salary
plus Bonus at Target
Executive Vice President         18 Months of Annual Base Salary
(includes titles of President        plus Bonus at Target
(alone or of a group or brand), CHRO,
CFO, and COO or variations thereof)

Senior Vice President        12 Months of Annual Base Salary
plus Bonus at Target
Vice President        12 Months of Annual Base Salary
plus Bonus at Target

A-2

APPENDIX B
CHANGE IN CONTROL DEFINITION
Change in Control. Change in Control means either a “Change in Ownership,” a “Change in Effective Control,” or a “Change in Ownership of a Substantial Portion of Assets,” as defined below:
“Change in Ownership”: A Change in Ownership of Sponsor occurs on the date that any one person, or more than one Person Acting as a Group (as defined below), acquires ownership of stock of Sponsor that, together with stock held by such person or group, constitutes more than 50% of the total fair market value or total voting power of the stock of Sponsor. However, if any one person or more than one Person Acting as a Group, is considered to own more than 50% of the total fair market value or total voting power of the stock of Sponsor, the acquisition of additional stock by the same person or persons is not considered to cause a Change in Ownership of Sponsor (or to cause a Change in Effective Control of Sponsor). An increase in the percentage of stock owned by any one person, or Persons Acting as a Group, as a result of a transaction in which Sponsor acquires its stock in exchange for property will be treated as an acquisition of stock. This applies only when there is a transfer of stock of Sponsor (or issuance of stock of Sponsor) and stock in Sponsor remains outstanding after the transaction.
Persons Acting as a Group: Persons will not be considered to be acting as a group solely because they (i) purchase or own stock of the same corporation at the same time, or as a result of the same public offering, or (ii) purchase assets of the same corporation at the same time. However, persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock or assets, or similar business transaction with Sponsor. If a person, including an entity, owns stock in both corporations that enter into a merger, consolidation, purchase or acquisition of stock or assets, or similar transaction, such shareholder is considered to be acting as a group with other shareholders in a corporation only with respect to the ownership in that corporation prior to the transaction giving rise to the change and not with respect to the ownership interest in the other corporation.
“Change in Effective Control”: A Change in Effective Control of Sponsor occurs on the date that either —
(i)Any one person, or more than one Person Acting as a Group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of Sponsor possessing 30% or more of the total voting power of the stock of Sponsor; or
(ii)a majority of members of the Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election.
A Change in Effective Control will have occurred only if the Participant is employed by Sponsor or Affiliate upon the date of the Change in Effective Control or Sponsor is liable for the payment

B-1

of the benefits hereunder and no other corporation is a majority shareholder of Sponsor. Further, in the absence of an event described in paragraph (i) or (ii), a Change in Effective Control of Sponsor will not have occurred.
Acquisition of additional control: If any one person, or more than one Person Acting as a Group, is considered to effectively control Sponsor, the acquisition of additional control of Sponsor by the same person or persons is not considered to cause a Change in Effective Control of Sponsor (or to cause a Change in Ownership of Sponsor).
“Change in Ownership of a Substantial Portion of Assets”: A Change in Ownership of a Substantial Portion of Assets occurs on the date that any one person, or more than one Person Acting as a Group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from Sponsor that have a total gross fair market value equal to or more than 40% of the total gross fair market value of all of the assets of Sponsor immediately prior to such acquisition or acquisitions. For this purpose, gross fair market value means the value of the assets of Sponsor, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.
Transfers to a related person: There is no Change in Control when there is a transfer to an entity that is controlled by the shareholders of Sponsor immediately after the transfer. A transfer of assets by Sponsor is not treated as a Change of Ownership of a Substantial Portion of Assets if the assets are transferred to —
(i)A shareholder of Sponsor (immediately before the asset transfer) in exchange for or with respect to its stock;
(ii)An entity, 50% or more of the total value or voting power of which is owned, directly or indirectly, by Sponsor;
(iii)A person, or more than one Person Acting as a Group, that owns, directly or indirectly, 50% or more of the total value or voting power of all the outstanding stock of Sponsor; or
(iv)An entity, at least 50% of the total value or voting power of which is owned, directly or indirectly, by a person described in paragraph (iii).
A person’s status is determined immediately after the transfer of the assets. For example, a transfer to a corporation in which Sponsor has no ownership interest before the transaction, but which is a majority-owned subsidiary of Sponsor after the transaction is not treated as a Change in Ownership of a Substantial Portion of Assets of Sponsor.

B-2

APPENDIX C
[CONFIDENTIAL] SEPARATION AGREEMENT AND RELEASE
This [Confidential] Separation Agreement and Release (this “Separation Agreement and Release”) sets forth the parties’ agreement relating to the separation of employment of _______________ (“Employee”) from Chico’s FAS, Inc. or an Affiliate (“Company”). The effective date of Employee’s termination of employment from Company will be ________________ (the “Employment Termination Date”). All capitalized terms used but not otherwise defined herein shall have the meaning set forth in the Chico’s FAS, Inc. Officer Severance Plan (the “Plan”). The terms of this Separation Agreement and Release are as follows:
GENERAL RELEASE.
In consideration of the mutual promises made herein and the exchange of valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Company and Employee hereby agree as follows:
1.Severance. In exchange for Employee’s entering into this Separation Agreement and Release, Company will pay Employee the benefits pursuant to and subject to the terms of the Plan, subject to applicable withholdings and offsets as provided in Section 4.02 of the Plan (the “Severance Benefits”).
2.Release. For valuable consideration, the adequacy of which is hereby acknowledged, the undersigned Employee, for himself, his spouse, heirs, administrators, children, representatives, executors, successors, assigns, and all other persons claiming through Employee, if any (collectively, “Releasers”), does hereby release, waive, and forever discharge Company officers, directors, attorneys, successors, and assigns (collectively, the “Releasees”) from, and does fully waive any obligations of Releasees to Releasers for, any and all liability, actions, charges, causes of action, demands, damages, or claims for relief, remuneration, sums of money, accounts or expenses (including attorneys’ fees and costs) of any kind whatsoever, whether known or unknown or contingent or absolute, which heretofore has been or which hereafter may be suffered or sustained, directly or indirectly, by Releasers in consequence of, arising out of, or in any way relating to Employee’s employment with the Company or any Affiliate and the termination of Employee’s employment.
The foregoing release and discharge, waiver and covenant not to sue includes, but is not limited to, all claims and any obligations or causes of action arising from such claims under common law including wrongful or retaliatory discharge, breach of contract, claims under any federal, state or local statute including Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1866 and 1871 and 1991, the National Labor Relations Act (“NLRA”), the Age Discrimination in Employment Act (“ADEA”), the Fair Labor Standards Act, the Americans with Disabilities Act, the Rehabilitation Act of 1973, the Older Workers Benefit Protection Act (“OWBPA”), the Employee Retirement Income Security Act of 1974, the Family and Medical Leave Act, and any other federal, state, or local statute or regulation regarding discrimination in employment or the termination of employment, and any other federal or state statute or regulation for non-payment of wages, bonuses, commissions or other compensation, and for libel, slander, assault, battery, tort or any other theory under the common law of any state.
This also includes a release by Employee of any claims based upon public policy or related matters, breach of the implied covenant of good faith and fair dealing, implied or express employment contracts and/or estoppel, breach of contract, and all claims for alleged physical or personal injury, emotional distress relating to or arising out of Employee’s employment with the Company or the termination of that employment; and any claims under the WARN Act or any similar law, which requires, among other things, that advance notice be given of certain work force reductions. This release and waiver does not apply to any claims or rights that may arise after the date Employee signs this Separation Agreement and Release. The foregoing release does not cover any right to indemnification that may exist under any agreement of Company regardless of when any claim is filed.
Excluded from this release and waiver are any claims which cannot be waived by law, including but not limited to the right to (a) file a charge or complaint with or participate in an investigation or proceeding conducted by the Equal Employment Opportunity Commission, the National Labor Relations Board, the Securities and Exchange Commission, or any other federal, state or local agency charged with the enforcement of any laws, including providing documents or other information and (b) exercise the Employee’s rights under Section 7 of the NLRA to engage in protected, concerted activity with other employees. Employee does, however, waive Employee’s right to any monetary recovery should any agency (such as the Equal Employment Opportunity Commission) pursue any claims on Employee’s behalf, except for any rights Employee may have to receive a payment from a government agency (and not the Company) for information provided to the government agency. Employee represents and warrants that Employee has not filed any complaint, charge, or lawsuit against the Releasees with any government agency or any court.
Employee agrees never to sue Releasees in any forum for any claim covered by the above waiver and release language, except that Employee may bring a claim under the ADEA or the OWBPA to challenge this Separation Agreement and Release. If Employee violates this Separation Agreement and Release by suing Releasees, other than under the ADEA or the OWBPA, Employee shall be liable to the Company for its reasonable attorneys’ fees and other litigation costs incurred in defending against such a suit. Nothing in this Separation Agreement and Release is intended to reflect any party’s belief that Employee’s waiver of claims under ADEA or the OWBPA is invalid or unenforceable, it being the interest of the parties that such claims are waived.
Employee and Company agree and confirm that no reference herein to any specific claim or statute is intended to limit the scope of this Separation Agreement and Release.
3.Non-Admission. The parties also mutually understand and agree that this Separation Agreement and Release does not constitute any admission of fault, responsibility or liability on the part of Company, its Affiliates, divisions, directors, officers, employees, volunteers, registered members or agents, or Employee. Employee agrees and acknowledges that Company has denied, and continues to deny and will deny all allegations of any wrongdoing relating to Employee’s employment, termination of that employment with Company, and any claim that Company has committed any wrongful or discriminatory act.

4.Restrictive Covenants.

a.Confidential Information: Non-Disclosure. Employee acknowledges that the business of Company is highly competitive and that Company has provided and will provide Employee with access to Confidential Information relating to the business of Company. “Confidential Information” means and includes Company’s confidential and/or proprietary information and/or trade secrets that have been developed or used and/or will be developed and that cannot be obtained readily by third parties from outside sources. Confidential Information includes, by way of example and without limitation, the following: information regarding customers, employees, contractors, and the industry not generally known to the public; strategies, methods, books, records, and documents; technical information concerning products, equipment, services, and processes; procurement procedures and pricing techniques; the names of and other information concerning customers, investors, and business affiliates (such as contact name, service provided, pricing for that customer, amount of services used, credit and financial data, and/or other information relating to Company’s relationship with that customer); pricing strategies and price curves; plans and strategies for expansion or acquisitions; budgets; customer lists; research; financial and sales data; trading terms; evaluations, opinions, and interpretations of information and data; marketing and merchandising techniques; prospective customers’ names and marks; grids and maps; electronic databases; models; specifications; computer programs; internal business records; contracts benefiting or obligating Company; bids or proposals submitted to any third party; technologies and methods; training methods and training processes; organizational structure; salaries of personnel; payment amounts or rates paid to consultants or other service providers; and other such confidential or proprietary information. Employee acknowledges that this Confidential Information constitutes a valuable, special, and unique asset used by Company in their business to obtain a competitive advantage over their competitors. Employee further acknowledges that protection of such Confidential Information against unauthorized disclosure and use is of critical importance to Company in maintaining their competitive position.
Employee agrees that Employee will not, at any time after Employee’s Employment Termination Date, make any unauthorized disclosure of any Confidential Information of Company or make any use thereof.
Nothing in this Separation Agreement and Release is intended to or will be used in any way to limit Employee’s rights to voluntarily communicate with, file a claim or report with, or to otherwise participate in an investigation with, any federal, state, or local government agency, as provided for, protected under or warranted by applicable law. Employee does not need prior approval before making any such communication, report, claim, disclosure or participation and is not required to notify the Company that such communication, report, claim, or participation has been made. Employee is hereby notified in accordance with the Defend Trade Secrets Act of 2016 that Employee will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that: (i) is made (A) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and (B) solely for the purpose of reporting or investigating a suspected violation of law; or (ii) is made in a complaint or other document that is filed under seal in a lawsuit or other proceeding. Employee is further notified that if Employee files a lawsuit for retaliation by the Company for reporting a suspected violation of law, Employee may disclose the Company’s trade secrets to Employee’s attorney and use the trade secret information in the court proceeding if Employee: (a) files any document containing the trade secret under seal; and (b) does not disclose the trade secret, except pursuant to court order.
b.Non-Competition Obligations. Employee acknowledges that Company provided Employee with access to Confidential Information. Employee’s non-competition obligations are ancillary to Company’s agreement to provide severance pay under the Plan and this Separation Agreement and Release and disclosure of Confidential Information to Employee. In order to protect the Confidential Information described above, and in consideration for Employee’s receiving access to this Confidential Information and right to severance benefits under the Plan and Separation Agreement and Release, Employee agrees to the following non-competition provision:
During the twelve (12) month period [six (6) month period for Vice Presidents] [twenty-four (24) month period in the case of the Chief Executive Officer of Sponsor] following Employee’s Employment Termination Date, Employee will not, directly or indirectly, perform any job, task, function, skill, or responsibility for a Competing Business that Employee has provided for Company in the 12-month period preceding the Employee’s Termination Date. For purposes herein, a Competing Business shall mean any direct competitor of Company, which, in general, means a specialty retailer of: (i) better women’s intimate apparel, sleepwear and bath and body products; or (ii) better women’s apparel whose target customers are 35 years of age or older and have an annual household income of $75,000 or more. Competing Business includes, but is not limited to:________________________.
Employee understands that the foregoing restrictions may limit Employee’s ability to engage in certain businesses and during the period provided for above, but acknowledges that these restrictions are necessary to protect the Confidential Information Company has provided to Employee.
Employee agrees that this provision defining the scope of activities constituting competition with Company is narrow and reasonable for the following reasons: (i) Employee is free to seek employment with companies other than the Competing Businesses named above; and (ii) there are many companies other than the Competing Businesses. Thus, this restriction on Employee’s ability to compete does not prevent Employee from using and offering the skills that Employee possessed prior to receiving Confidential Information, specialized training, and knowledge from Company.
c.    Non-Solicitation of Customers, Suppliers, and Business Associates.  During the twenty-four (24) month period following the Employee’s Employment Termination Date for any reason, Employee will not, either directly or indirectly, induce, solicit or encourage any customer, supplier or other business associate of Company to terminate or alter its relationship with Company, or introduce, offer or sell to or for any customer or business associate, any products or services that compete with any Company products, services, marketing items, or other items which presently exist, or which was under development or active consideration during Employee’s employment with Company.
d.    Non-Solicitation of Employees. During the twenty-four (24) month period following the Employee’s Employment Termination Date for any reason, Employee will not, either directly or indirectly, call on, solicit, or induce any other employee or officer of Company whom Employee had contact with, knowledge of, or association with in the course of employment with Company to terminate his or her employment, and will not assist any other person or entity in such a solicitation.
5.Representations Regarding Company Property and Knowledge of Wrongdoing. Employee represents that Employee has returned or will return on or immediately after the Employment Termination Date all Company property in Employee’s possession including all computer-related equipment, keys, credit cards, telephone calling cards, building identification cards, and files/diskettes relating to Company and its clients. Employee further represents that he/she has no knowledge or suspicion of any illegal or unethical conduct or other wrongdoing by an officer, director, employee or agent of Company which he/she has not reported previously to Company.

6.Non Disparagement. Employee agrees that Employee will not, directly or indirectly, disparage Company, or its successors, corporate affiliates, assigns, officers, directors, shareholders, attorneys, employees, agents, trustees, representatives, or insurers. Such prohibited disparagement shall include communicating or disclosing any information or communications to anyone or entity which is intended to or has the effect of having any negative impact on the Company, its business or reputation in the marketplace or otherwise.

7.Reasonable Cooperation. Employee acknowledges and agrees that, during the course of Employee’s employment with Company, Employee was involved in, and may have information or knowledge of, business matters that may become the subject of legal action, including threatened litigation, investigations, administrative proceedings, hearings or disputes. As such, upon reasonable notice, Employee agrees to cooperate fully with any investigation into, defense or prosecution of, or other involvement in, claims to which Employee has personal and relevant knowledge that is or may be made by or against Company. This agreement to cooperate includes talking to or meeting with such persons at times and in such places as Company and Employee reasonably agree to, as well as giving truthful evidence and truthful testimony. Company shall reimburse Employee for reasonable out-of-pocket expenses actually incurred in connection with such assistance. Employee also promises to notify Company within five (5) days if Employee is subpoenaed or contacted by a third party seeking information about Company activities.

8.Entire Agreement; No Other Promises. Except as to any continuing obligation of Company and Employee under any Restrictive Covenant Agreement or employee benefit plans, the parties hereto acknowledge and represent that this Separation Agreement and Release contains the entire agreement between Employee and Company, and it supersedes and takes priority over any other written or oral understanding or contract that may have existed in the past between Employee and Company or any of its current or former affiliates. If Employee has signed a Restrictive Covenant Agreement (“RCA”), and there is any conflict between this Separation Agreement and Release and the RCA, the terms most favorable to Company govern. Employee further acknowledges and represents that neither Company nor any of its agents, representatives or employees have made any promise, representation or warranty whatsoever, express, implied or statutory, not contained herein, concerning the subject matter hereof other than as set forth herein, to induce Employee to execute this Separation Agreement and Release, and Employee acknowledges that Employee has not executed this Separation Agreement and Release in reliance on any such promise, representation or warranty. Employee understands and further acknowledges and agrees that following the Employment Termination Date, Company will no longer need Employee’s services and that Company will not have any obligations to Employee following that date except as provided in any Company employee benefit plan and this Separation Agreement and Release.

9.OWBPA and Effective Date. Employee is being provided a copy of the Separation Agreement and Release on ________________. Employee has been given at least twenty-one (21) days to consider whether to accept this Separation Agreement and Release. Employee is advised to consult with an attorney about this Separation Agreement and Release. To accept this Separation Agreement and Release, Employee must sign it after ________________, but before twenty-one (21) days has expired, and return it to the attention of: Company, Chico’s FAS, Inc., 11215 Metro Parkway, Ft. Myers, FL 33966 c/o Kristin Gwinner, Chief Human Resources Officer. Once Employee has accepted this Separation Agreement and Release, Employee will have seven (7) days in which to revoke acceptance. To revoke, Employee must send a written statement of revocation by registered mail, return receipt requested, to Company, Chico’s FAS, Inc., 11215 Metro Parkway, Ft. Myers, FL 33966, c/o Greg Baker, SVP and General Counsel. If Employee does not revoke, the eighth (8th) day after Employee’s date of acceptance will be the effective date of this Separation Agreement and Release (the “Effective Date”). Subject to the terms of the Plan and this Separation Agreement and Release, payment of severance benefits will commence on the first payroll date following Employee’s execution and non-revocation of this Separation Agreement and Release.

Please note that if Employee does not return the signed and dated Separation Agreement and Release to Company c/o Kristin Gwinner by midnight on the date the twenty-one (21) days has expired, the offer to pay benefits under the Plan and this Separation Agreement and Release will be automatically withdrawn.
10.Confidentiality. This Separation Agreement and Release and individual terms set forth herein are confidential. Employee represents that Employee will not disclose or cause to permit to be disclosed, disseminated, or publicized any allegations concerning Employee’s employment separation, the terms of this Separation Agreement and Release, or the fact that Employee received monies under this Separation Agreement and Release, to any person, corporation, government agency, or other entity other than Employee’s legal counsel, immediate family members, or tax advisors, except as required by lawful subpoena or court order. [Remove this Section 10 and the two “confidential” bracketed words at the top of page one for Section 16(a) filers.]

11.Breach. In the event that Employee breaches any of Employee’s obligations under the Plan or this Separation Agreement and Release, payments under the Plan and this Separation Agreement and Release shall cease.

12.Enforcement/Severability. This Separation Agreement and Release shall be construed and enforced in accordance with, and governed by, the laws of the State of Florida, without regard to its choice of law provisions. If any term or condition of this Separation Agreement and Release shall be held to be invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, this Separation Agreement and Release shall be construed without such term or condition.

13.Amendment. This Separation Agreement and Release may not be amended or modified in any way, except pursuant to a written instrument signed by both parties.

14.Knowing and Voluntary Release. Employee expressly acknowledges and agrees that Employee’s waiver of rights under this Separation Agreement and Release is knowing and voluntary; that Employee is signing this Separation Agreement and Release of Employee’s own free will and not because of any threats or duress; Employee acknowledges Employee received a copy of this Separation Agreement and Release on ________________; Employee acknowledges Employee is hereby given a period of at least 21 days to review and consider this Separation Agreement and Release before signing and returning it; and that Employee has read and understands the terms of this Separation Agreement and Release and has voluntarily accepted these terms for the purpose of making a full and final compromise, settlement and adjustment of any and all claims, disputed or otherwise, on account of the termination of Employee’s relationship with Company and for the express purpose of precluding forever any further claims arising out of such relationship or its termination as set forth above.

HAVING READ AND UNDERSTOOD THE RELEASE, CONSULTED COUNSEL OR VOLUNTARILY ELECTED NOT TO CONSULT COUNSEL, AND HAVING HAD SUFFICIENT TIME TO CONSIDER WHETHER TO ENTER INTO THIS SEPARATION AGREEMENT AND RELEASE, THE PARTIES HERETO HAVE EXECUTED THIS SEPARATION AGREEMENT AND RELEASE AS OF THE DAY AND YEAR FIRST WRITTEN BELOW.
_______________________________
[Name]
Dated:_________________________
Chico’s FAS, Inc.
By:____________________________
[Name]
Dated:_________________________